Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

BNY WESTERN TRUST COMPANY
(Exact name of trustee as specified in its charter)

California (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

HILTON HOTELS CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2058176 (I.R.S. employer identification no.)
9336 Civic Center Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Debt Securities
(Title of the indenture securities)

1.    General information.

        (a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Deposit Insurance Corporation	25 Ecker Street San Francisco, California 94105
State Banking Department	111 Pine Street, Suite 1100 San Francisco, California 94111

        (b)    Whether it is authorized to exercise corporate trust powers.

        Yes.

2.    Affiliations with Obligor.

        None.

16.    List of Exhibits.

        1.1    Articles of Incorporation of Security Trust Company, as filed in the office of the Secretary of State of the State of California on November 13, 1980 and filed in the office of the Superintendent of Banks, State of California on November 17, 1980; incorporated herein by reference as Exhibit 1.1 filed with Form T-1 Statement, Registration No. 33-56465.

        1.2    Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Security Trust Company to Bradford Trust Company of California), as filed in the office of the Secretary of State of the State of California on January 7, 1985; incorporated herein by reference as Exhibit 1.2 filed with Form T-1 Statement, Registration No. 33-56465.

        1.3    Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Bradford Trust Company of California to FIDATA Trust Company California) as filed in the office of the Secretary of State of the State of California on April 11, 1985; incorporated herein by reference as Exhibit 1.3 filed with Form T-1 Statement, Registration No. 33-56465.

        1.4    Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from FIDATA Trust Company California to Wall Street Trust Company California), as filed in the office of the Secretary of State of the State of California on February 5, 1986; incorporated herein by reference as Exhibit 1.4 filed with Form T-1 Statement, Registration No. 33-56465.

        1.5    Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Wall Street Trust Company California to The Bank of New York Trust Company of California), as filed in the office of the Secretary of State of the State of California on April 15, 1988; incorporated herein by reference as Exhibit 1.5 filed with Form T-1 Statement, Registration No. 33-56465.

        1.6    Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from The Bank of New York Trust Company of California to BNY Western Trust Company), as filed in the office of the Secretary of State of the State of California on August 30, 1995; incorporated herein by reference as Exhibit 1.6 filed with Form T-1 Statement, Registration No. 33-56465.

        3.    Copy of Certificate of the State Banking Department, State of California, dated January 24, 1994, authorizing the Trustee to transact a commercial banking business and to engage in the trust business at 700 South Flower Street, Los Angeles, California; incorporated herein by reference as Exhibit 3 file with Form T-1 Statement, Registration No. 33-56465.

        4.    Copy of By-Laws of the Trustee: incorporated herein by reference as Exhibit 4 filed with Form T-1 Statement, Registration No. 33-56465.

        6.    Consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit 6 filed with Form T-1 Statement, Registration No. 33-56465.

        7.    Copy of latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, BNY Western Trust Company, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Los Angeles, and State of California, on the 11th day of July, 2003.

BNY WESTERN TRUST COMPANY
By:	/s/ DAREN M. DI NICOLA
Name: Daren M. Di Nicola Title: Vice President

[STAMP]	CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION	[STAMP]

        William P. Lyons, Jr. and William J. Winkelmann certify that:

        1.     They are the President and the Assistant Secretary, respectively, of Security Trust Company, a California corporation.

        2.     Article One of the Articles of Incorporation of Security Trust Company is amended to read as follows:

        "One: The name of the corporation is Bradford Trust Company of California."

        3.     The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4.     The foregoing amendment of Articles of Incorporation has been duly approved by unanimous written consent of Security Trust Company's sole shareholder pursuant to Section 603 of the California General Corporation Law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated: December 10, 1984.

/s/ BILL LYONS President
/s/ WILLIAM J. WINKELMANN Assistant Secretary

[STAMP]	CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION	[STAMP]

        William P. Lyons, Jr. and William J. Winkelmann certify that:

        1.     They are the President and the Assistant Secretary, respectively, of Bradford Trust Company of California, a California corporation.

        2.     Article One of the Articles of Incorporation of Bradford Trust Company of California amended to read as follows:

        "One: The name of the corporation is FIDATA Trust Company California."

        3.     The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4.     The foregoing amendment of Articles of Incorporation has been duly approved by unanimous written consent of Bradford Trust Company of California's sole shareholder pursuant to Section 603 of the California General Corporation Law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated: 2-20-85.

/s/ BILL LYONS President
/s/ WILLIAM J. WINKELMANN Assistant Secretary

[STAMP]	CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION	[STAMP]

        William P. Lyons, Jr. and William J. Winkelmann certify that:

        1.     They are the President and the Assistant Secretary, respectively, of Fidata Trust Company California, a California corporation.

        2.     Article One of the Articles of Incorporation of Fidata Trust Company California is amended to read as follows:

        "One: The name of the corporation is Wall Street Trust Company California."

        3.     The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4.     The foregoing amendment of Articles of Incorporation has been duly approved by unanimous written consent of Fidata Trust Company California's sole shareholder pursuant to Section 603 of the California General Corporation Law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated: 2/3/86, at Los Angeles, California.

/s/ BILL LYONS President
/s/ WILLIAM J. WINKELMANN Assistant Secretary

[STAMP]	CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION	[STAMP]

        WILLIAM P. LYONS, JR. and JACQUELINE R. MC SWIGGAN certify that:

        1.     They are the President and Secretary, respectively, of Wall Street Trust Company California, a California corporation.

        2.     Article One of the Articles of Incorporation of Wall Street Trust Company California is amended to read as follows:

        "One: The name of the corporation is The Bank of New York Trust Company of California."

        3.     The foregoing amendment of the Articles of Incorporation has been duly approved by unanimous written consent of the Board of Directors of Wall Street Trust Company California pursuant to section 307(b) of the California General Corporation Law.

        4.     The foregoing amendment of the Articles of Incorporation has been duly approved by written consent of the sole shareholder of Wall Street Trust Company California pursuant to section 603 of the California General Corporation Law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated: February 16, 1988, at Los Angeles, California.

/s/ BILL LYONS President

        Dated: February 22, 1988, at New York, New York.

/s/ JACQUELINE R. MC SWIGGAN Secretary

[STAMP]	CERTIFICATE OF AMENDMENT OF RESTATED ARTICLES OF INCORPORATION THE BANK OF NEW YORK TRUST COMPANY OF CALIFORNIA	[STAMP]

        James L. Birdwell and Jacqueline R. McSwiggan certify that:

        1.     They are the President and Secretary, respectively, of THE BANK OF NEW YORK TRUST COMPANY OF CALIFORNIA, a California Corporation (the "Corporation").

        2.     Article One of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

        "One: The name of the corporation is BNY Western Trust Company."

        3.     The amendment herein set forth has been duly approved by the Board of Directors of the Corporation at a meeting held on June 21, 1995.

        4.     The amendment herein set forth has been duly approved by written consent of the sole shareholder of the Corporation pursuant to section 603(a) of the California General Corporation Law.

        IN WITNESS WHEREOF, the undersigned have executed this certificate on June 22, 1995.

/s/ JAMES L. BIRDWELL James L. Birdwell
/s/ JACQUELINE R. MCSWIGGAN Jacqueline R. McSwiggan

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: June 22, 1995

/s/ JAMES L. BIRDWELL James L. Birdwell
/s/ JACQUELINE R. MCSWIGGAN Jacqueline R. McSwiggan

Los Angeles

City
CA	90017

State	Zip Code

FDIC Certificate Number-23472

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

(Dollar Amounts in Thousands)	RCON	Bil--Mil--Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	0081	7,275	1.a
b. Interest-bearing balances (2)	0071	0	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	5,436	2.b
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal Funds sold	B987	25,300	3.a
b. Securities purchased under agreements to resell (3)	B989	89,500	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	5369	0	4.a
b. Loans and leases, net of unearned income	B528	0	4.b
c. LESS: Allowance for loan and lease losses	3123	0	4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	0	4.d
5. Trading assets (from Schedule RC-D)	3545	0	5
6. Premises and fixed assets (including capitalized leases)	2145	1,142	6
7. Other real estate owned (from Schedule RC-M)	2150	0	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8
9.Customers' liability to this bank on acceptances outstanding	2155	0	9
10. Intangible assets
a. Goodwill	3163	176,455	10.a
b. Other intangible assets (from Schedule RC-M)	0246	0	10.b
11. Other assets (from Schedule RC-F)	2160	10,182	11
12. Total assets (sum of items 1 through 11)	2170	312,290	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements, regardless of maturity.

FDIC Certificate Number-23472

(Dollar Amounts in Thousands)			RCON	Bil--Mil--Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	8,581	13.a
(1) Noninterest-bearing (1)	6631	6,594			13.a.1
(2) Interest-bearing	6636	1,987			13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased (2)			B993	0	14.a
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):			3190	58,002	16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding			2920	0	18
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	17,731	20
21. Total liabilities (sum of items 13 through 20)			2948	84,314	21
22. Minority interest in consolidated subsidiaries			3000	0	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	1,000	24
25. Surplus (exclude all surplus related to preferred stock)			3839	199,205	25
26. a. Retained earnings			3632	27,671	26.a
b. Accumulated other comprehensive income (5)			B530	100	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	227,976	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)			3300	312,290	29
Memorandum To be reported with the March Report of Condition.
1.Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002			RCON	Number
			6724	2	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3)
Includes all securities repurchase agreements, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Extracts from By-Laws
of

BNY WESTERN TRUST COMPANY
As Amended and Restated October 8, 2002

ARTICLE VII

Signing Authorities

        SECTION 1.    Real Property.    Real property owned by the Corporation in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Corporation in its own right with such maximum values as the Board may fix in its authorizing resolution.

        SECTION 2.    Senior Signing Powers.    Subject to the exception provided in Section 1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Corporation in all transactions arising out of, or in connection with, the normal course of the Corporation's business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Corporation thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Corporation authorized in or pursuant to Section 3 to have any of the powers set forth therein other than the officer signing pursuant to this Section 2, is authorized to attest to the seal of the Corporation on any documents requiring such seal.

        SECTION 3.    Limited Signing Powers.    Subject to the exception provided in Section 1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Corporation to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

        SECTION 4.    Powers of Attorney.    All powers of attorney on behalf of the Corporation shall be executed by any officer of the Corporation jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

        SECTION 5.    Auditor.    The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Corporation, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

SIGNING AUTHORITY RESOLUTION

Pursuant to Article VII, Section 3 of the By-laws

        RESOLVED, that, pursuant to Article VII, Section 3 of the By-laws BNY Western Trust Company, authority be, and hereby is, granted to the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President, in such instances as in the judgement of any one of said officers may be proper and desirable, to authorize in writing from time-to-time any other officer, employee or individual to have the limited signing authority set forth in any one or more of the following paragraphs applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function:

          (A)  All signing authority set forth in paragraphs (B) through (I) below except Level C which must be specifically designated.

          (B1) Individuals authorized to accept, endorse, execute or sign any bill receivable; certification; contract, document or other instrument evidencing, embodying a commitment with respect to, or reflecting the terms or conditions of, a loan or an extension of credit by the Corporation; note, and document, instrument or paper of any type, including stock and bond powers, required for purchasing, selling, transferring, exchanging or otherwise disposing of or dealing in foreign currency, derivatives or any form of securities, including options, and futures thereon; in each case in transactions arising out of, or in connection with, the normal course of the Corporation's business.

          (B2) Individuals authorized to endorse, execute or sign any certification; disclosure notice required by law; document, instrument or paper of any type required for judicial, regulatory or administrative proceedings or filings; and legal opinions.

          (C1) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000 with single authorization for all transactions.

          (C2) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000*.

          (C3) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $100,000,000.

          (C4) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $10,000,000.

          (C5) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000,000.

          (C6) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $1,000,000.

          (C7) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $250,000.

          (C8) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $50,000.

          (C9) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000.

    *
    Dual authorization is required by any combination of senior officer and/or Sector Head approved designee for non-exempt transactions. Single Authorization required for exempt transactions.

          (D1) Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $1,000,000.

          (D2) Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $250,000.

          (D3) Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $50,000.

          (D4) Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $5,000.

          (E)  Authority to accept, endorse, execute or sign any guarantee of signature to assignments of stocks, bonds or other instruments; certification required for transfers and deliveries of stocks, bonds or other instruments; and document, instrument or paper of any type required in connection with any Individual Retirement Account or Keogh Plan or similar plan.

          (F)  Authority to accept, endorse, execute or sign any certificate of authentication as bond, unit investment trust or debenture trustee and on behalf of the Corporation as registrar and transfer agent.

          (G)  Authority to accept, endorse, execute or sign any bankers acceptance; letter of credit; and bill of lading.

          (H)  Authority to accept, endorse, execute or sign any document, instrument or paper of any type required in connection with the ownership, management or transfer of real or personal property held by the Corporation in trust or in connection with any transaction with respect to which the Corporation is acting in any fiduciary, representative or agency capacity, including the acceptance of such fiduciary, representative or agency account.

          (I1) Authority to effect the external movement of free delivery of securities and internal transfers resulting in changes of beneficial ownership.

          0(I2) Authority to effect the movement of securities versus payment at market or contract value.

          (J)   Authority to either sign on behalf of the Corporation or to affix the seal of the Corporation to any of the following classes of documents: Trust Indentures, Escrow Agreements, Pooling and Servicing Agreements, Collateral Agency Agreements, Custody Agreements, Trustee's Deeds, Executor's Deeds, Personal Representative's Deeds, Other Real Estate Deeds for property not owned by the Corporation in its own right, Corporate Resolutions, Mortgage Satisfactions, Mortgage Assignments, Trust Agreements, Loan Agreements, Trust and Estate Accountings,

  Probate Petitions, responsive pleadings in litigated matters and Petitions in Probate Court with respect to Accountings. Contracts for providing customers with Corporation products or services.

          (N)  Individuals authorized to accept, endorse, execute or sign internal transactions only (i.e.: general ledger tickets): does not include the authority to authorize external money movements, internal money movements or internal free deliveries that result in changes of beneficial ownership.

        RESOLVED, that any signing authority granted pursuant to this resolution may be rescinded by the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President and such signing authority shall terminate without the necessity of any further action when the person having such authority leaves the employ of the Corporation.